UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
TALKSPACE, INC.
(Name of Registrant as Specified in its Charter)

Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

NOTICE & PROXY
STATEMENT
Annual Meeting of Stockholders
June 13, 2024
9:00 a.m. (Eastern Time)
TALKSPACE, INC.
622 THIRD AVENUE NEW YORK, NEW YORK 10017
April 29, 2024
To Our Stockholders:
You are cordially invited to attend the Annual Meeting of Stockholders of Talkspace, Inc. (the “Company”) to be held on Thursday, June 13, 2024 at 9:00 a.m. (Eastern Time). Our Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the virtual Annual Meeting, vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/TALK2024. Utilizing the latest technology and a virtual meeting format will allow stockholders to participate from any location and we expect will lead to increased attendance, improved communications and cost savings for our stockholders and the Company.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Details regarding how to attend the meeting and the business to be conducted at the Annual Meeting are more fully described in the Notice of Annual Meeting and Proxy Statement.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Instructions regarding how you can vote are contained on the proxy card or on the instructions that accompanied your proxy materials. If you decide to attend the Annual Meeting, you will be able to vote your shares electronically, even if you have previously submitted your proxy.
Thank you for your support.
Sincerely,
Douglas Braunstein
Chairman of the Board

Notice of Annual Meeting of Stockholders
To be Held on Thursday, June 13, 2024
TALKSPACE, INC.
622 THIRD AVENUE NEW YORK, NEW YORK 10017
The Annual Meeting of Stockholders (the “Annual Meeting”) of Talkspace, Inc., a Delaware corporation (the “Company”), will be held at 9:00 a.m., Eastern Time, on Thursday, June 13, 2024. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting electronically by visiting www.virtualshareholdermeeting.com/TALK2024. The Annual Meeting is called for the following purposes:
1.
To elect Douglas Braunstein, Swati Abbott, and Liat Ben-Zur to serve as the Class III directors until the 2027 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of Kost Forer Gabbay and Kasierer, a member of Ernst and Young Global, as the Company’s independent auditors for the fiscal year ending December 31, 2024;
3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers; and
4.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of our outstanding shares of common stock, at the close of business on April 16, 2024, are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented at the meeting regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting we urge you to carefully read the enclosed Proxy Statement and the Company’s Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”) and vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now, including by phone or internet, will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors
/s/ John C. Reilly
John C. Reilly
Chief Legal Officer, EVP Government Relations, and Corporate Secretary
April 29, 2024
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2024
This Proxy Statement and the 2023 Annual Report are available at www.proxyvote.com. We will provide without charge to each person to whom this Notice has been delivered (whether by mail or through the Internet), on the request of any such person, additional paper copies per request of the Proxy Statement and 2023 Annual Report, including the consolidated financial statements and financial statement schedule. Requests should be directed to our investor relations department as described below:
Talkspace, Inc.
622 Third Avenue
New York, New York 10017
Attention: Investor Relations

PROXY STATEMENT
TALKSPACE, INC.
622 3rd AVENUE, NEW YORK, NEW YORK 10017
This proxy statement is furnished in connection with the solicitation by the Board of Directors of Talkspace, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, June 13, 2024 (the “Annual Meeting”), at 9:00 a.m., Eastern Time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/TALK2024 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
Holders of record of outstanding shares of common stock (“Common Stock”), at the close of business on April 16, 2024 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. Each share of Common Stock entitles its holders to one vote per share on all matters presented to our stockholders generally. At the close of business on the Record Date, there were 169,639,505 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting. We do not have any other outstanding classes of securities entitled to vote at the meeting.
This proxy statement and the related materials will first be released on or about April 29, 2024, to our stockholders on the Record Date.
Unless the contest otherwise requires, references in this proxy statement to:
•	“we,” “us,” “our,” the “Company” and “Talkspace” refer to Talkspace, Inc., and, unless otherwise stated, all of its subsidiaries;
•
“business combination” refers to the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 12, 2021 (the “Merger Agreement”), by and between Hudson Executive Investment Corp. (“HEC”), Groop Internet Platform, Inc. (“Old Talkspace”), Tailwind Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of HEC (“First Merger Sub”), and Tailwind Merger Sub II, LLC, a Delaware limited liability company (“Second Merger Sub”), including the mergers contemplated by the Merger Agreement whereby: (i) First Merger Sub merged with and into Old Talkspace (the “First Merger”) with Old Talkspace surviving the First Merger, and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, Old Talkspace merged with and into Second Merger Sub, with Second Merger Sub surviving the merger as a wholly owned subsidiary of HEC (the “Second Merger”).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, JUNE 13, 2024
This Proxy Statement and our 2023 Annual Report to Stockholders are available at www.proxyvote.com
PROPOSALS
At the Annual Meeting, our stockholders will be asked:
1.
To elect Douglas Braunstein, Swati Abbott, and Liat Ben-Zur to serve as the Class III directors until the 2027 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of Kost Forer Gabbay and Kasierer, a member of Ernst and Young Global, as the Company’s independent auditors for the fiscal year ending December 31, 2024;
3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers; and
4.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in their discretion.
RECOMMENDATIONS OF THE BOARD
The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:
1.
FOR the proposal to elect Douglas Braunstein, Swati Abbott, and Liat Ben-Zur to serve until the 2027 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

2.
FOR the proposal to ratify the appointment of Kost Forer Gabbay and Kasierer, a member of Ernst and Young Global, as the Company’s independent auditors for the fiscal year ending December 31, 2024; and

3.	FOR the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers.
INFORMATION ABOUT THIS PROXY STATEMENT
Why you received this proxy statement. You are viewing or have received these proxy materials because Talkspace’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Talkspace is making this proxy statement and its Annual Report to Stockholders for the fiscal year ended December 31, 2023 (the “2023 Annual Report”) available to its stockholders electronically via the Internet at www.proxyvote.com. On or about April 29, 2024, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2023 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in this proxy statement and 2023 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate set of proxy materials, as requested, to any stockholder at the shared address to which a single set of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one set of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING OF STOCKHOLDERS
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
The Record Date for the Annual Meeting is April 16, 2024. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each share of our Common Stock entitles its holders to one vote per share on all matters presented to our stockholders at the Annual Meeting. At the close of business on the Record Date, there were 169,639,505 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting. We do not have any other outstanding classes of securities entitled to vote at the meeting.
A complete list of these stockholders as of the Record Date will be available on the bottom panel of your screen during the meeting after entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or any proxy card that you received, or on the materials provided by your bank or broker.
WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?
Yes. If your shares are held by a bank, brokerage firm, broker dealer or other nominee holder, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, our proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. You may not vote your shares electronically at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker dealer or other nominee holder. If you haven’t received a 16-digit control number, you should contact your bank or broker to obtain your control number or otherwise vote through the bank or broker.
If your shares are held in “street name” by a bank, brokerage firm, broker dealer or other nominee holder and you wish to vote on the election of Directors and Say on Pay proposals, or to act upon any other non-routine business that may properly come before the Annual Meeting, you should provide instructions to your bank, brokerage firm, broker dealer or other nominee holder. Under the rules of the Nasdaq, if you do not provide your broker with instructions, your broker generally will have the authority to vote on the ratification of the appointment of Kost Forer Gabbay and Kasierer, a member of Ernst and Young Global, as the Company’s independent registered public accounting firm. All other matters at the Annual Meeting are expected to be nonroutine and therefore brokers will not be entitled to vote on a beneficial owner’s behalf without voting instructions or discretionary authority on such matters. Further information on how to vote is outlined in the following sections.
HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, electronically or by proxy, of the holders of a majority in voting power of Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum. Pursuant to our by-laws, a quorum, once established at a meeting will not be broken by the withdrawal of enough votes to leave less than a quorum.
WHO CAN ATTEND AND VOTE AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS?
You may attend and vote at the Annual Meeting only if you were a Talkspace stockholder as of the Record Date, or if you hold a valid proxy for the Annual Meeting. The Annual Meeting will be held entirely online to allow greater participation. You will be able to attend the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/TALK2024. You will also be able to vote your shares electronically at the Annual Meeting.
To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 9:00 a.m.

Eastern Time on June 13, 2024. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Eastern Time, and you should allow ample time for check-in procedures. If you hold your shares through a bank or broker, instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote or access the list of stockholders as of the Record Date.
WHY A VIRTUAL MEETING?
We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for us and our stockholders. We believe the virtual meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world and save costs relative to holding a physical meeting. Thus, we believe that hosting a virtual meeting is in the best interests of the Company and such attendees of the Annual Meeting.
WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during check-in or the meeting itself, please call the technical support number that will be available on the Annual Meeting website.
WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?
If a quorum is not present at the scheduled time of the Annual Meeting, the person presiding over the Annual Meeting may adjourn the Annual Meeting until a quorum is present or represented.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE SET OF PROXY MATERIALS?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
HOW DO I VOTE?
We recommend that stockholders vote by proxy prior to the meeting even if they plan to participate in the Annual Meeting and vote electronically during the meeting. If you are a stockholder of record, there are three ways to vote by proxy:
•	by Internet-You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card or on the instructions that accompanied your proxy materials;
•	by Telephone-You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; or
•	by Mail-You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 12, 2024. Stockholders may vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/TALK2024 and entering the 16-digit control number included on your proxy card or the instructions that accompanied your proxy materials. The Annual Meeting webcast will begin promptly at 9:00 a.m., Eastern Time, on June 13, 2024.
If your shares are held in street name through a bank, brokerage firm, broker dealer or other nominee holder, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain bank, brokerage firm, broker dealer and other nominees. They may have different deadlines for voting than those set forth herein for stockholders of record. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you may visit www.virtualshareholdermeeting.com/TALK2024 and enter the

16-digit control number included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you do not receive a 16-digit control number, you should contact your bank, brokerage firm, broker dealer or other nominee holder to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.
CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?
Yes. If you are a registered stockholder, you may revoke your proxy and change your vote:
•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy through the Internet or telephone;
•	by giving written notice of revocation to the Secretary of Talkspace prior to the Annual Meeting; or
•	by voting electronically at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your virtual attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote electronically during the Annual Meeting. If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote electronically during the Annual Meeting.
WHO WILL COUNT THE VOTES?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.
WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?
We know of No other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?
Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Auditors	The affirmative vote of the holders of a majority in voting power of the votes cast on such matter.	Abstentions will have no effect on the outcome of the proposal. We do not expect any broker non-votes on this proposal.
Proposal 3: Approval, on an advisory basis, of the compensation of the Company’s named executive officers (“Say on Pay”).	The affirmative vote of the holders of a majority in voting power of the votes cast on such matter.	Abstentions and broker non-votes will have no effect on the outcome of the proposal.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the two other proposals to be voted on at the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors and abstentions will have no effect on the ratification of the appointment of Kost Forer Gabbay and Kasierer, a member of Ernst and Young Global, or the advisory Say on Pay votes.
WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, and therefore broker non-votes would have no effect on the outcome of those proposals. Broker non-votes count for purposes of determining whether a quorum is present.
IF I DISSENT ON ANY MATTER TO BE VOTED ON, WHAT ARE MY RIGHTS?
None of Delaware law, our Certificate of Incorporation, or our Bylaws, provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at the Annual Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their share.
WHERE CAN I FIND THE VOTING RESULTS OF THE 2024 ANNUAL MEETING OF STOCKHOLDERS?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

PROPOSALS TO BE VOTED ON
PROPOSAL 1: ELECTION OF CLASS III DIRECTORS
Our by-laws permit our Board to determine the total number of directors constituting the Board. Our Board is currently comprised of nine (9) directors divided into three classes each with three-year terms. At each annual meeting of stockholders, the successor (which may include the incumbent) to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following such election or, if earlier, such director’s death, resignation or removal, whichever is earliest to occur. The current Class I Directors are Jon Cohen, Erez Shachar and Madhu Pawar; the current Class II Directors are Curtis Warfield, Jacqueline Yeaney and Michael Hansen; and the current Class III Directors are Douglas Braunstein, Swati Abbott, and Liat Ben-Zur. In November 2023, the Board voted to increase the size of the Board from seven (7) directors to nine (9) directors (the “Increase”). In December 2023, Swati Abbott and Liat Ben-Zur were appointed to fill the vacancies created by the Increase and were placed in the class noted above. At the Annual Meeting, only the three (3) Class III Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2027 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. The Class I and Class II directors will be up for reelection at the Annual Meetings of Stockholders to be held in 2025 and 2026 respectively.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented by the proxy for the election as Directors the nominees whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.
VOTE REQUIRED
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote FOR the election of the below Director nominees.

NOMINEES FOR DIRECTORS (CURRENT TERM TO EXPIRE AT THE
2024 ANNUAL MEETING)
The nominees for election to the Board as Class III Directors are as follows:
Name	Age	Served as a Director Since	Positions with Talkspace
Douglas Braunstein	63	2021	Director
Swati Abbott	61	2023	Director
Liat Ben-Zur	47	2023	Director
The principal occupations and business experience, for at least the past five years, of the Class III Director are as follows:
DOUGLAS L. BRAUNSTEIN	Age 63
Mr. Braunstein served as Talkspace, Inc.'s Interim Chief Executive Officer from November 2021 to November 2022, and has served as Chairman of the Talkspace, Inc. board of directors since the consummation of the Business Combination. Mr. Braunstein is the Founder and a Managing Partner of Hudson Executive Capital, and is Vice Chairman at Wells Fargo & Company, where he has served since February 2024. Prior to founding Hudson Executive Capital, Douglas L. Braunstein was the Chief Financial Officer of JPMorgan Chase & Co., or JPMorgan Chase, from 2010 to 2012 and its Vice Chairman from 2013 to 2015. In the role of Chief Financial Officer, Mr. Braunstein led the firm’s global financial operations and navigated the evolving legislative and regulatory landscape in the immediate post-financial crisis environment and served on the firm’s Operating Committee. Prior to his role as Chief Financial Officer of JP Morgan Chase, Mr. Braunstein served in several other leadership roles during his approximately twenty-year career at JPMorgan Chase, including Head of Investment Banking in the Americas, responsible for investment banking and corporate finance in the U.S., Canada and Latin America, Head of Global M&A and Global Industry Coverage and Head of Healthcare Investment Banking, as well as serving on the Investment Bank Management Committee for over ten years. We believe that Mr. Braunstein is qualified to serve as a member of our board of directors due to his extensive financial background, including service as chief financial officer, experience as a director and knowledge of the industry.
SWATI ABBOTT	Age 61
Ms. Abbott has served as a member of Talkspace, Inc.’s board of directors since December 2023. Ms. Abbott is an independent consultant and has served as a board member at Ensign Group, Inc. (ENSG), a company providing post-acute care, since January 2020. Ms. Abbott also served on the board of Magellan Health, Inc. (MGLN) from May 2018 until Magellan’s acquisition by Centene in January 2022. Ms. Abbott previously served as the Chief Executive Officer of Blue Health Intelligence (“BHI”) for eleven years (from May 2011 until April 2022), where she led their initiatives to leverage data insights to develop innovative analytics solutions. Prior to joining BHI, Ms. Abbott served as the President of MEDai, a Reed Elsevier company and leading predictive analytics company that assists healthcare payers and providers. Prior to joining MEDai, Ms. Abbott served in multiple roles where she led strategic solutions development for medical management data warehousing, quality assurance and risk management, among other areas. Ms. Abbott holds a Bachelor of Science degree in physics from Delhi University, India. We believe that Ms. Abbott is qualified to serve as a member of our board of directors due to her deep experience leading organizations through data insights and analytical transformations and her extensive leadership experience in the healthcare industry.
LIAT BEN-ZUR	Age 47
Ms. Ben-Zur has served as a member of Talkspace, Inc.’s board of directors since December 2023. Ms. Ben-Zur has served as an Entrepreneur in Residence at Storm Ventures, a venture firm that specializes in building enterprise leaders, since April 2023 and as CEO and Managing Director of LBZ Advisory LLC, a consulting firm that specializes in AI strategy, product-led growth and product management coaching, since May 2023. She has also served as a board member at Splashtop Inc., a company providing a range of zero trust, secure remote-desktop software and remote support software, since January 2024, and as an advisory board member at WestRiver Group, an investment company that invests in early and growth stage businesses and concepts, since January 2024 and at Syndio, which provides technology and expert guidance to sustain workplace equity, since December 2023. Prior to this, she served as Corporate Vice President,

Consumer Services at Microsoft from September 2018 to May 2023 and as Senior Vice President at Royal Philips from October 2014 to August 2018, where she led digital initiatives. Ms. Ben-Zur holds a Bachelor of Science degree in Electrical Engineering from the University of California, Davis and a Masters of Business Administration from the University of California, Los Angeles Anderson School of Management. We believe that Ms. Ben-Zur is qualified to serve as a member of our board of directors due to her expertise in mobile, IoT, and artificial intelligence and extensive experience in disruptive technologies and product-led growth.
CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:
CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2025 ANNUAL MEETING)
The current members of the Board who are Class I Directors are as follows:
Name	Age	Served as a Director Since	Positions with Talkspace
Jon Cohen	70	2022	Chief Executive Officer and Director
Erez Shachar	60	2021	Director
Madhu Pawar	44	2021	Director
The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:
DR. JON COHEN, M.D.	Age 70
Dr. Cohen has served as Talkspace's Chief Executive Officer since November 2022, and has served as Director since September 2022. Dr. Cohen has served as Executive Chairman of BioReference Laboratories and Senior Vice President of OPKO Health (NASDAQ: OPK) from 2019 until August 2022. From 2009 to 2018, Dr. Cohen served as an executive officer of Quest Diagnostics. Prior to that he served as Senior Advisor to New York Governor David A. Paterson, where he was responsible for all State policy and strategic planning. Dr. Cohen served for six years as Chief Medical Officer at Northwell Health, the largest healthcare system in New York State. As Chief Executive Officer, Dr. Cohen provides valuable insight to the Board on the Company’s day-to-day operations. In addition, we believe Dr. Cohen's extensive experience in the industry and his leadership skills make him an ideal member of our Board.
EREZ SHACHAR	Age 60
Mr. Shachar has served as a member of Talkspace, Inc.'s board of directors since August 2017. Mr. Shachar is the co-founder and managing partner of Qumra Capital Management Ltd., a venture capital firm founded in 2014. Since 2004, Mr. Shachar has also served as managing partner of Evergreen Venture Partners Ltd., a venture capital firm, focusing on investment opportunities in technology companies. Mr. Shachar currently serves as a member of the board of directors of several private companies. Mr. Shachar holds a B.Sc from Tel Aviv University in Israel and M.B.A. from the INSEAD Business School. We believe that Mr. Shachar is qualified to serve as a member of our board of directors due to his extensive experience as an investor in many technology, high-growth, companies and his service as a director of several public and private companies.
MADHU PAWAR	Age 44
Ms. Pawar has served as a member of Talkspace, Inc.’s board of directors since the consummation of the Business Combination. Ms. Pawar is the SVP of Consumer Innovation, Optum at United Healthcare, where she has served since January 2024 and is the Adjunct Professor of Analytics in Healthcare at Carnegie Mellon University, where she has served since 2020. Prior to joining United Healthcare, Ms. Pawar worked as a Managing Director at Google LLC for five years where she managed the sales analytics and solutions organizations that drove the small and medium business (SMB) Adwords business, with a focus on machine learning and user experience. Ms. Pawar worked at McKinsey & Company for 12 years where she was a Partner in the healthcare systems and services practice. She began her career in software development as part of the Mobile Technologies division of Hewlett Packard’s Research & Development Labs in Singapore. Ms. Pawar has previously served on the board of directors of Mensa Singapore and GirlVentures, a not-for-profit organization. Ms. Pawar holds a Master’s degree in Information Systems Management from Carnegie Mellon University and a Bachelor’s degree in Computer Science from Nanyang

Technological University, Singapore. We believe that Ms. Pawar is qualified to serve as a member of our board of directors due to her extensive experience as an executive of high-growth technology companies and her extensive experience as a management consultant in the healthcare industry.
CLASS II DIRECTOR (TERM TO EXPIRE AT THE 2026 ANNUAL MEETING)
The current members of the Board who are Class III Directors are as follows:
Name	Age	Served as a Director Since	Positions with Talkspace
Curtis Warfield	56	2021	Director
Jacqueline Yeaney	56	2021	Director
Michael Hansen	63	2022	Director
The principal occupations and business experience, for at least the past five years, of each Director nominee are as follows:
CURTIS WARFIELD	Age 56
Mr. Warfield has served as a member of Talkspace, Inc.’s board of directors since the consummation of the Business Combination. Since August 2016, Mr. Warfield has served as founder, President and Chief Executive Officer of Windham Advisors LLC, a private equity and strategic advisory firm that offers innovative business solutions for companies in the healthcare, real estate, logistics and other industries. In addition, Mr. Warfield has served as Managing Partner of Aligned Health Venture since October 2022. Mr. Warfield previously served as part of the senior leadership team of Anthem, Inc., one of the nation’s largest health insurers from August 2017 to November 2019. From 2007 until 2015, Mr. Warfield served as CEO of NPAS, a healthcare services company. Since August 2018, Mr. Warfield has served on the board of directors of Texas Roadhouse, Inc., a restaurant company, and has served on the board of OneOncology (2021-2023), before the sale to Amerisource Bergen (NYSE:ABC), a company that invests in and collaborates with community oncology practices and served as Chair of the Audit Committee. Mr. Warfield holds a B.S. from the University of Louisville, Kentucky and is a Certified Public Accountant. We believe that Mr. Warfield is qualified to serve as a member of our board of directors due to his extensive experience as an executive of healthcare companies and his service as a director of a public company.
JACQUELINE YEANEY	Age 56
Ms. Yeaney has served as a member of Talkspace, Inc.’s board of directors since the consummation of the Business Combination. Since September 2022, Ms. Yeaney has served as a Strategic Advisor for vorteXplore. From August 2019 until August 2022, Ms. Yeaney served as the Chief Marketing Officer at Tableau Software, LLC, a self-service analytics platform owned by Salesforce {NYSE: CRM}. From January 2017 until April 2019, Ms. Yeaney was the Chief Marketing Officer of Ellucian Inc., a provider of software and services for higher education management, and from May 2011 until December 2016, was the Executive Vice President of Strategy and Marketing of Red Hat, Inc, a provider of open source software solutions now owned by IBM. Ms. Yeaney started her career as an officer in the U.S. Air Force, and then spent six years (1996-2002) as a management consultant at the Boston Consulting Group. Ms. Yeaney has served as a board member of Avaya Holdings Corp., a provider of digital communications products, solutions and services, from March 2019 until May 2023. Ms. Yeaney holds a B.S. in electrical engineering from Rensselaer Polytechnic Institute and an M.B.A. from the Massachusetts Institute of Technology. We believe that Ms. Yeaney is qualified to serve as a member of our board of directors due to her extensive experience as an executive of high-growth technology companies, her extensive experience as a management consultant and her experience as a board member of a public company.
MICHAEL HANSEN	Age 63
Mr. Hansen has served as a member of Talkspace, Inc.’s board of directors since September 2022. Mr. Hansen has served as Chief Executive Officer of Cengage Group, a global edtech company providing affordable, quality digital products and services that enable student choice, since 2012. Mr. Hansen has deep experience leading organizations through digital transformation. Under his leadership, the more than 100-year-old Cengage has transformed from a traditional print publisher into an education technology company advancing learning through quality digital experiences. Prior to joining Cengage Group, Mr. Hansen served in the CEO position in a variety of large media and information services companies. Earlier in his career, Mr. Hansen was the lead partner and Chairman of the digital convergence practice at the Boston Consulting Group. He was named one of Fast Company’s Most Creative People in Business (2020) for his leadership tackling higher education affordability with the launch of Cengage Unlimited, the first all-access subscription platform for the course materials market. He’s twice been recognized as a top CEO by Glassdoor (2018 and 2019). Mr. Hansen is currently a member of the Business Advisory Council for ProPublica, an independent non-profit producer of investigative journalism. Mr. Hansen earned a Master of Law degree from the University of Bonn and a Master of Business Administration degree from Columbia University. We believe that Mr. Hansen is qualified to serve as a member of our Board due to his extensive board and management experience, including as CEO of and consultant to a variety of technology companies focused on consumer choice and alternative distribution platforms.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Our Audit Committee has appointed Kost Forer Gabbay and Kasierer, a member of Ernst and Young Global as the Company’s independent auditors for the fiscal year ending December 31, 2024. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of Kost Forer Gabbay and Kasierer, a member of Ernst and Young Global is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Kost Forer Gabbay and Kasierer, a member of Ernst and Young Global served as our independent auditors for the fiscal year ended December 31, 2023. Neither Kost Forer Gabbay and Kasierer, a member of Ernst and Young Global nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Kost Forer Gabbay and Kasierer, a member of Ernst and Young Global is expected to attend the Annual Meeting, and have an opportunity to make a statement if he or she desires to do so, but will not be available to respond to questions from stockholders.
In the event that the appointment of Kost Forer Gabbay and Kasierer, a member of Ernst and Young Global is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2024. Even if the appointment of Kost Forer Gabbay and Kasierer, a member of Ernst and Young Global is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of Talkspace.
VOTE REQUIRED
This proposal requires the approval the majority of votes cast. Abstentions will have No effect on the proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Kost Forer Gabbay and Kasierer, a member of Ernst and Young Global, we do not expect any broker non-votes in connection with this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Kost Forer Gabbay and Kasierer, a member of Ernst and Young Global as the Company’s independent auditors.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed Talkspace’s audited financial statements for the fiscal year ended December 31, 2023 and has discussed these financial statements with management and Talkspace’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, Talkspace’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
Talkspace’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and Talkspace, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Talkspace.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in Talkspace’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Curtis Warfield (Chair)
Madhu Pawar
Jacqueline Yeaney
Michael Hansen
The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under those Acts.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
Set forth below are the fees paid to our independent registered public accounting firm, Kost Forer Gabbay and Kasierer, a member of Ernst and Young Global, for services rendered during the fiscal year ended December 31, 2023 (in thousands):
Fee Category	Fiscal 2023
Audit Fees	$1,288
Audit-Related Fees	$0
Tax Fees	$35
Total Fees	$1,323
AUDIT FEES
Fees for audit services include fees associated with the annual audit, SOX compliance, reviews of the Company's quarterly reports on Form 10-Q and statutory audits required internationally. The fees include consents and assistance with, and review of, documents filed with the SEC.
TAX FEES
Tax fees consist of tax compliance including the review of tax returns and tax advice services.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Kost Forer Gabbay and Kasierer, a member of Ernst and Young Global to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Kost Forer Gabbay and Kasierer, a member of Ernst and Young Global has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative.

PROPOSAL 3: APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.
This proposal gives our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers.
As described in detail under the heading “Executive Compensation,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Please read “Executive Compensation” beginning on page 25 of this proxy statement for additional details about our executive compensation programs. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers by allowing stockholders to vote “FOR”, “AGAINST” or “ABSTAIN”. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices for named executive officers described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory (non-binding) basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders’ views regarding our executive compensation programs.
VOTE REQUIRED
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter. Abstentions and broker non-votes will have No effect on the outcome of this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers.

EXECUTIVE OFFICERS
The following table identifies our current executive officers:
Name	Age	Position
Jon Cohen(1)	70	Chief Executive Officer and Director
Jennifer Fulk(2)	47	Chief Financial Officer
John C. Reilly(3)	58	Chief Legal Officer and Corporate Secretary
Gil Margolin(4)	47	Chief Technology Officer
Katelyn Watson(5)	45	Chief Marketing Officer
(1)	See biography on page 10 of this proxy statement.
(2)
Ms. Fulk has served as Talkspace’s Chief Financial Officer since July 2021. Prior to joining Talkspace, Ms. Fulk served as Chief Financial Officer, U.S. Bio-Medicines at Eli Lilly and Company from June 2019 to July 2021. Prior to June 2019, Ms. Fulk served in various other roles during her 15-plus year career at Eli Lilly and Company, including as Senior Director, Investor Relations, from October 2018 to June 2019, Chief Financial Officer, North America, Elanco, from October 2016 to October 2018 and Senior Director, Global Finance and Integration, Elanco, from September 2014 to October 2016. Ms. Fulk received her Bachelor of Science in Information Systems and her Masters of Business Administration from Indiana University.

(3)
Mr. Reilly has served as Talkspace’s Corporate and then General Counsel since March 2011 and presently serves as Talkspace’s Chief Legal Officer. Prior to joining Talkspace, Mr. Reilly was a partner of Hilltop Holdings from 2004-2011, where he managed hospitality and real estate investments for private portfolio investors and acted as a fractional general counsel to several start-up companies. Mr. Reilly previously served as President of Highland Development Corporation, a real estate development company, from 1999 to 2003 where he partnered to build and operate congregate care campuses. Mr. Reilly also previously held several roles at Kapson Senior Quarters Corp., a publicly traded assisted living company, including as Senior Vice President of Acquisitions and Development from 1998 to 1999, Vice President of Development from 1997 to 1998 and Corporate Counsel from 1996 to 1997. Mr. Reilly started his career as a legal associate at Squire, Sanders & Dempsey in Washington DC. Mr. Reilly holds a J.D. from Boston College Law School and a B.A. from the University of Virginia.

(4)
Mr. Margolin has served as Talkspace’s Chief Technology Officer since April 2014. Prior to joining Talkspace, Mr. Margolin served as the Director of Product Management at Deutsche Telekom AG, a telecommunications company, from October 2012 to April 2014. Prior to that, Mr. Margolin served as Director of Product Management at SupportSpace, a cloud-based remote services company, from October 2011 to November 2012. Mr. Margolin previously held several roles at Amdocs, a software and services provider to communications and media companies, including as Director of Product Management from October 2009 to November 2011, Architecture Manager from 2007 to 2009, and Engineering Manager from 2004 to 2007. Mr. Margolin holds a B.S. in Computer Science from the University of Tel Aviv.

(5)
Ms. Watson has served as the Chief Marketing Officer of Talkspace since October 2022. Prior to Talkspace, Ms. Watson served as the Chief Marketing Officer of Nurx (and then Thirty Madison following their acquisition of Nurx), from October 2018 to September 2022. Prior to Nurx and Thirty Madison, Ms. Watson was the Vice President of Marketing at experience marketplace IfOnly (which became Mastercard Priceless Cities following the acquisition from Mastercard), from February 2014 to August 2018. Prior to IfOnly, Ms. Watson was Director of Marketing at multiple companies including Kabbage, now an American Express company, Shutterfly Inc., and LaQuinta Hotels, a Wyndham company, from February 2007 to February 2014. Ms. Watson has also served as marketing advisor in parallel to full time roles over time for many companies which include former roles at Quickframe, Galore, Fairy, and Minded and current roles at Pixis and BonBon. Ms. Watson holds a B.B.A. from the University of North Texas.

CORPORATE GOVERNANCE
GENERAL
Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, an Insider Trading Compliance Policy and charters for our Nominating and Corporate Governance Committee, Audit Committee, and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of Talkspace. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Governance” section of the “Investors” page of our website located at www.talkspace.com, or by writing to our offices at 2578 Broadway #206, New York, New York 10025.
BOARD COMPOSITION AND STRUCTURE
Our Board currently consists of nine (9) members: Swati Abbott, Liat Ben-Zur, Jon Cohen, Erez Shachar, Madhu Pawar, Curtis Warfield, Jacqueline Yeaney, Michael Hansen and Douglas Braunstein. Our Board is currently divided into three classes with staggered, three-year terms. The current Class I Directors are John Cohen, Erez Shachar and Madhu Pawar; the current Class II Directors are Curtis Warfield, Jacqueline Yeaney and Michael Hansen; and the current Class III Directors are Douglas Braunstein, Swati Abbott and Liat Ben-Zur. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting following election or such director’s death, resignation or removal, whichever is earliest to occur. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of the Company.
DIRECTOR ATTENDANCE AT ANNUAL MEETING
Although we do not have a formal policy regarding director attendance at the annual meeting, all directors are encouraged to attend. All then-standing directors and director nominees plan to virtually attend the 2024 Annual Meeting.
DIRECTOR INDEPENDENCE
Our Board of Directors has affirmatively determined that, as of December 2023, Swati Abbott, Liat Ben-Zur, Madhu Pawar, Erez Shachar, Curtis Warfield, Jacqueline Yeaney, and Michael Hansen are each an “independent director,” as defined under the Nasdaq Rules. However, as of the date of Madhu Pawar’s commencement of services for United Healthcare, she longer qualifies as an independent. As part of the Board’s review of the independence of Board members, questionnaires are used on an annual basis (or when a new director is added) to gather input to assist the Nominating and Corporate Governance Committee and the Board in their determinations of the independence of the non-employee directors. In evaluating and determining the independence of the directors, the Board considered that Talkspace may have certain relationships with its directors. Specifically, the Board of Directors considered that certain of our directors are affiliated with significant stockholders of the Company.
DIRECTOR CANDIDATES
The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board.
To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest, and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee of candidates for election as director.

In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; experience in cybersecurity, data privacy and artificial intelligence, diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Chief Legal Officer, Talkspace, Inc., 2578 Broadway #206, New York, New York 10025. Assuming that appropriate biographical and background material has been provided on a timely basis in accordance with applicable state corporate law, federal securities laws, our Amended and Restated Certificate of Incorporation and our by-laws, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following the same process, and applying the same criteria, as it follows for candidates submitted by others.
COMMUNICATIONS FROM STOCKHOLDERS
Stockholders of the Company may communicate directly with the independent members of the Board or any Chair of a Board committee about corporate governance, corporate strategy, Board-related matters or other substantive matters that our Chief Legal Officer considers to be important for the director(s) to know, by addressing any communications to the intended recipient by name or position in care of: Talkspace, Inc., Attn: Chief Legal Officer, 2578 Broadway #206, New York, New York 10025, subject to compliance with the requirements and parameters noted below. Such communications may be made confidentially or anonymously.
All communications, including stockholder recommendations of director candidates, must be accompanied by the following regarding the person submitting the communication: a statement of the type and amount of the securities of the Company that the person holds, and the address, telephone number and e-mail address, if any, of the person.
The following types of communications are considered inappropriate for delivery to directors:
•	Communications regarding individual grievances or other interests that are personal to the party submitting the communication; and
•	Communications that contain offensive, obscene or abusive content.
Communications deemed to comply with the above requirements and to be appropriate for delivery will be delivered to the applicable director(s) on a periodic basis, generally in advance of each regularly scheduled meeting of the Board. Concerns relating to accounting, internal accounting controls, auditing matters or questionable financial practices will be handled in accordance with the procedures established by the Audit Committee with respect to such matters.
BOARD LEADERSHIP STRUCTURE
Our Board of Directors exercises its discretion in combining or separating the roles of Chairman of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. Currently, the roles are separated, with Mr. Braunstein serving as Chairman of the Board and Dr. Cohen serving as Chief Executive Officer. Separating these positions allows the Chief Executive Officer to focus on the full-time job of running the Company’s business, while allowing the Chairman to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board also believes that separating the Chairman and Chief Executive Officer positions provides enhanced independent leadership and oversight for the Company, management and the Board. Our Board is comprised of individuals with extensive experience in finance, retail industry and public company management. For these reasons and because of the strong leadership of Mr. Braunstein as Chairman of the Board and Dr. Cohen as Chief Executive Officer, our Board has concluded that our current leadership structure is appropriate at this time. However, our Board of Directors will continue to consider whether the positions of Chairman of the Board and Chief Executive Officer should be separated or combined at any given time as part of our succession planning process.
RISK MANAGEMENT AND BOARD OVERSIGHT
Risk assessment and oversight are an integral part of our governance and management processes.
Management’s Role
Our management is responsible for our day-to-day risk management activities.
Management of the Company, including the Chief Executive Officer, Chief Technology Officer (“CTO”), Chief Compliance Officer (“CCO”), who also functions as the Company’s chief information security officer, and the other executive officers, is primarily responsible for managing the risks associated with the business, operations, data privacy and cybersecurity and financial and disclosure controls. Management oversees the enterprise risk management (“ERM”) process. During the course of the year, periodic monitoring, self-assessment and reporting to the Audit Committee are performed by senior management to:
•	Update the trending of various enterprise risks;
•	Identify and consider new and emerging risks;
•	Assess the implementation status and effectiveness of each mitigation strategy; and
•	Identify areas for improvement in the mitigation strategies, if any.
Board Oversight
Audit Committee
Our Audit Committee is responsible for overseeing our risk management process. Our Audit Committee focuses on our most significant risks that impact the business, including strategic, operational, and compliance risks, and oversees the implementation of risk mitigation strategies by management. The Audit Committee reviews and discusses with management the risks faced by the Company and the processes by which management assesses and manages these risks, including major financial risks and exposures, as well as cyber-security-related risks and IT-related risks. The Audit Committee also has responsibilities with respect to the Company’s financial and accounting compliance and complaint procedures, internal audit, SOX Compliance program and related person transactions, as more fully set out in its charter. Among other things, the Audit Committee is responsible for establishing and overseeing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.
The Audit Committee is directly supported in risk oversight by key members of our senior management team, including:
•	To assist the Audit Committee with its risk assessment function, Internal Audit has a direct communication channel to the Audit Committee for purposes of reporting or discussing concerns.
•
Our Chief Legal Officer has a direct communication channel to the Audit Committee for purposes of discussing or reporting financial misconduct matters with the Audit Committee and/or its individual members. The Chief Legal Officer also provides periodic reports on the Company’s litigation matters.

•	The Chief Compliance Officer provides periodic reports to the Audit Committee on the Company’s data privacy and information and infrastructure security programs, including cybersecurity.
Compensation Committee
Our Compensation Committee is responsible for overseeing risks related to our compensation programs and human capital management. The Compensation Committee reviews, and discusses with management, risks related to human capital management, including the company’s compensation policies and practices, and CEO and senior officer succession planning. The Compensation Committee periodically reviews with management whether risks arising from the Company’s compensation policies and practices for all employees are reasonably likely to have a material adverse effect on the Company, as well as the means by which any potential risks may be mitigated. The Company designs the compensation programs to encourage appropriate risk-taking while discouraging behavior that may result in unnecessary or excessive business risk.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee oversees the Board process and corporate governance-related risks, management of compliance risks, and certain ESG-related risks, including risks related to our corporate social responsibility and sustainability practices. Our Corporate Secretary provides periodic reports to the Nominating and Corporate Governance Committee on matters related to corporate governance.
Our Board is also apprised of particular risk management matters in connection with its general oversight role, and approval of corporate matters and significant transactions. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
ANTI-HEDGING POLICY
Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. Unless pre-approved by our Board in each instance, the policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.
CODE OF ETHICS
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, our CEO, CFO, CAO, other officers and employees. A copy of the code is available on our website at www.talkspace.com in the “Governance” section of the “Investors” page. We expect that any amendments to the code, or any waivers of its requirements, that are required to be disclosed by SEC rules or Nasdaq Rules will be disclosed on our website.
ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS
There were 10 meetings of the Board during the fiscal year ended December 31, 2023. During the fiscal year ended December 31, 2023, each director attended at least 75% of the aggregate of (i) all meetings of the Board during the period in which he or she served as a director and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which are available on our website at www.talkspace.com in the “Governance” section of the “Investors” page, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chairman of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that, absent compelling circumstances, directors will attend. Six of the seven of the directors serving at the time of the 2023 Annual Meeting of Stockholders attended the 2023 Annual Meeting of Stockholders.

BOARD DIVERSITY
The following matrix summarizes the diversity of our Board pursuant to Nasdaq’s Board Diversity Rule as of April 29, 2024.
Board Diversity Matrix as of April 29, 2024
Total Number of Directors: 9
Gender:	Female	Male	Non-Binary	Did not Disclose Gender
Directors:	4	5	0	0
Demographic Information:
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	2	0	0	0
Hispanic or Latinx	0	0	0	0
White	2	4	0	0
Two or more races or Ethnicities	0	0	0	0
LGBTQ+	1	0	0	0
Did not Disclose Demographic Background	0	0	0	0
COMMITTEES OF THE BOARD
Our Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.
The members of each of the Board committees are set forth in the following chart.
Name	Audit	Compensation	Nominating and Corporate Governance
Michael Hansen	X	X
Douglas Braunstein
Jon Cohen
Madhu Pawar	X		X
Erez Shachar		Chair	X
Curtis Warfield	Chair	X
Jacqueline Yeaney	X		Chair
Swati Abbott	X	X
Liat Ben-Zur	X		X
AUDIT COMMITTEE
Our Audit Committee’s responsibilities include, but are not limited to:
•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm their independence;
•	reviewing with our independent registered public accounting firm the scope and results of their audit;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	overseeing the Company’s risk management process, with the support of the Chief Compliance Officer, CTO and CISO;
•	discussing cybersecurity-related news, updates to our cybersecurity risk management and strategy program, and any material cybersecurity risks with management;
•	reviewing related person transactions;
•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements; and
•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting or auditing matters.
The Audit Committee charter is available on our website at www.talkspace.com. The members of the Audit Committee during the fiscal year ended December 31, 2023 were Michael Hansen, Madhu Pawar, Curtis Warfield and Jacqueline Yeaney, with Curtis Warfield serving as Chair. Our Board has determined that, as of December 31, 2023, each of Michael Hansen, Madhu Pawar, Curtis Warfield and Jacqueline Yeaney were independent directors under Nasdaq Rules and the additional independence standards applicable to audit committee members established pursuant to Rule 10A-3 under the Exchange Act. Our board of directors has also determined that each of Michael Hansen, Madhu Pawar, Curtis Warfield, and Jacqueline Yeaney meets the “financial literacy” requirement for audit committee members under the Nasdaq Stock Market Rules and Curtis Warfield is an “audit committee financial expert” within the meaning of the SEC rules.
The Audit Committee met 8 times during the fiscal year ended December 31, 2023.
COMPENSATION COMMITTEE
The Compensation Committee is responsible for, among other matters:
•	reviewing and making recommendations to the Board regarding the compensation of our chief executive and other executive officers;
•	reviewing and making recommendations to our Board regarding the compensation of our directors;
•	overseeing risks related to our compensation programs;
•	reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans and arrangements; and
•	appointing and overseeing any compensation consultants.
Pursuant to the Compensation Committee’s charter, which is available on our website at www.talkspace.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. The Compensation Committee generally considers the Chief Executive Officer’s input when making recommendations regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). In 2023, in order to maintain a competitive executive compensation program that will continue to attract top executive talent and reflect our compensation philosophy, the Compensation Committee retained Meridian as an independent compensation consultant to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives and provide guidance in designing, maintaining, and administering our executive compensation program. The Compensation Committee evaluated Meridian’s independence pursuant to the requirements of Nasdaq Rules and SEC rules and determined that Meridian does not have any conflicts of interest in advising the Compensation Committee. Meridian did not provide any other services to the Company in 2023.
The Compensation Committee may delegate its authority under its charter to a subcommittee as it deems appropriate from time to time. The Compensation Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it deems appropriate, including the authority to request any officer, employee or adviser of the Company to meet with the Compensation Committee or any advisers engaged by the Compensation Committee. In addition to the foregoing and other authority expressly delegated to the Compensation Committee in the charter, the Compensation Committee may also exercise any other powers and carry out any other responsibilities consistent with the charter, the purposes of the Compensation Committee, the Company’s Bylaws and applicable Nasdaq Rules.
The current members of our Compensation Committee are Swati Abbott, Michael Hansen, Erez Shachar and Curtis

Warfield, with Erez Shachar serving as chair. Each member of our Compensation Committee meets the requirements for independence under the current Nasdaq Rules, including the Nasdaq Rules applicable to compensation committee membership. Each of Swati Abbott, Michael Hansen, Erez Shachar and Curtis Warfield are non-employee directors, as defined in Section 16b-3 of the Exchange Act.
The Compensation Committee met 4 times during the fiscal year ended December 31, 2023.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
The Nominating and Corporate Governance Committee is responsible for, among other matters:
•
identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board, except where the Company is legally required by contract, bylaw or otherwise to provide third parties with the right to designate directors;

•
recommending to our Board the nominees for election to our Board at annual meetings of stockholders, except where the Company is legally required by contract, bylaw or otherwise to provide third parties with the right to designate directors,;

•	overseeing an evaluation of the Board and its committees; and
•	developing and recommending to our Board a set of corporate governance guidelines and principles.
The Nominating and Corporate Governance Committee charter is available on our website at www.talkspace.com. Our Nominating and Corporate Governance Committee consists of Liat Ben-Zur, Erez Shachar, Madhu Pawar, and Jacqueline Yeaney, with Jacqueline Yeaney serving as chair. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under the Nasdaq Rules. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.
The Nominating and Corporate Governance Committee met 2 times during the fiscal year ended December 31, 2023.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
General
In this section, we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below (each, an “NEO”) during fiscal 2023, including the elements of our compensation program for NEOs, material compensation decisions made under that program for fiscal 2023 and the material factors considered in making those decisions. In reviewing this executive compensation section, please note that we are a “smaller reporting company” as defined under applicable SEC rules and we are permitted to include scaled disclosure with respect to certain executive compensation information otherwise required by Item 402 of Regulation S-K. However, in order to give additional context regarding our executive compensation programs, we have included a more fulsome explanation of our compensation programs and philosophies where appropriate. Our NEOs for the year ended December 31, 2023 are:
•	Jon Cohen, our Chief Executive Officer;
•	Jennifer Fulk, our Chief Financial Officer; and
•	Gil Margolin, our Chief Technology Officer.
Executive Summary
Compensation Governance and Best Practices
We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key compensation practices include the following:
What We Do	What We Do Not Do
Emphasize the use of equity compensation to promote executive retention and reward long-term value creation.	Do not guarantee annual salary increases.

Weight the overall pay mix towards incentive compensation for senior executives.	Do not grant uncapped cash incentives or guaranteed equity compensation.

Do not provide significant perquisites.	Engage an independent compensation consultant to advise our Compensation Committee

Maintain rigorous stock ownership guidelines and a clawback policy.	Do not provide any compensation-related tax gross-up
Executive Compensation Objectives and Philosophy
The key objective in our executive compensation program is to attract, motivate, and reward leaders who create an inclusive and diverse environment and have the skills and experience necessary to successfully execute on our strategic plan to maximize stockholder value. Our executive compensation program is designed to:
•	Attract and retain talented and experienced executives in a competitive and dynamic market;
•	Motivate our NEOs to help our company achieve the best possible financial and operational results;
•
Provide reward opportunities consistent with our performance on both a short-term and long-term basis that are industry-competitive, flexible, fiscally responsible, and linked to our overall business objectives; and

•	Align the long-term interests of our NEOs with those of our stockholders.
We strive to set our overall total compensation at a competitive level. Executives may be compensated above or below the targeted market position based on factors such as experience, performance, scope of position and the competitive demand for proven executive talent, as described further below under “Determination of Executive Compensation.”

Determination of Executive Compensation
Role of Board of Directors, the Compensation Committee, and Executive Officers
The Compensation Committee is responsible for establishing and overseeing our executive compensation programs and will annually review and recommend to the Board for approval the compensation to be provided to our executive officers.
In setting executive compensation, the Compensation Committee will consider a number of factors, including the recommendations of our Chief Executive Officer (other than with respect to the Chief Executive Officer’s own compensation) and our human resources team, current and past total compensation, competitive market data and analysis provided by the Compensation Committee’s independent compensation consultant, Company performance and each executive’s impact on performance, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership, and internal equity pay considerations. Our Chief Executive Officer’s recommendations are based on his evaluation of each other executive officer’s individual performance and contributions, of which our Chief Executive Officer has direct knowledge. Our Board makes decisions regarding our Chief Executive Officer’s and other executive officers’ compensation, following recommendations from the Compensation Committee.
Role of Compensation Consultant
In order to design a competitive executive compensation program that will continue to attract top executive talent and reflect our compensation philosophy, our Compensation Committee has retained Meridian as an independent compensation consultant to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives and provide guidance in designing, maintaining, and administering our executive compensation program. The Compensation Committee has evaluated Meridian’s independence pursuant to the requirements of Nasdaq Rules and SEC rules and has determined that Meridian does not have any conflicts of interest in advising the Compensation Committee. Meridian did not provide any other services to the Company in 2023.
We are in the process of developing a peer group with Meridian and we expect to refer to this peer group in structuring our executive compensation program for fiscal year 2024. Our Compensation Committee may also refer to compensation survey data when making decisions related to our compensation programs.
Elements of Compensation
The primary elements of our NEOs’ compensation and the main objectives of each are:
•	Base Salary. Base salary attracts and retains talented executives, recognizes individual roles and responsibilities, and provides compensation in respect of an executive’s day-to-day responsibilities;
•	Annual Cash Incentive Compensation. Annual bonuses promote short-term performance objectives and reward executives for their contributions to Company performance;
•
Equity Based Long-Term Incentive Compensation. Equity compensation, provided in the form of stock options and RSUs during 2023, aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial and operational performance, and helps retain executive talent.

In addition, our NEOs are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other employees. We also maintain severance and change in control arrangements, which aid in attracting and retaining executive talent and help executives to remain focused and dedicated during potential transition periods due to a change in control. Each of these elements of compensation for 2022 is described further below.

Base Salary
The base salaries of our NEOs are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Base salaries provide our NEOs with a reasonable degree of financial certainty and stability. Our Compensation Committee intends to annually review and determine the base salaries of our executives and evaluate the base salaries of new hires at the time of hire. Our NEOs’ base salaries as of December 31, 2023 are set forth below:
Name	2023 Annualized Base Salary at Year-End
Jon Cohen	$600,000
Jennifer Fulk	$400,000
Gil Margolin	$400,000
Cash Incentive Compensation
We consider annual cash incentive bonuses to be an important component of our total compensation program and provides incentives necessary to retain executive officers. Each NEO is eligible to receive an annual performance-based cash bonus based on a specified target annual bonus award amount, expressed as a percentage of the NEO’s base salary. As of December 31, 2023, target bonuses were as follows:
Named Executive Officer	Target Percentage (as a Percentage of Base Salary)
Jon Cohen	100%
Jennifer Fulk	100%
Gil Margolin	100%
Under the 2023 annual bonus program, each NEO was eligible to receive a percentage of the NEO’s target bonus opportunity, ranging from 0% to 150%, as determined by our Chief Executive Officer (other than with respect to his own compensation) and the Board in their discretion based upon individual and Company performance in 2023. Each NEO who was eligible for a 2023 annual bonus, was ultimately awarded an annual bonus at 118% of target. In making this determination, the Board (and, other than with respect to his own compensation, our Chief Executive Officer) considered various indicators of Company and individual performance.
The NEOs’ 2023 performance bonuses are set forth in the column entitled “Bonus” in the “Summary Compensation Table” below.
Equity-Based Long-Term Incentive Awards
We view equity-based compensation as a critical component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns the interest of executives with those of our stockholders. We believe it is essential to provide equity-based compensation to our executive officers in order to link the interests and risks of our executive officers with those of our stockholders, reinforcing our commitment to ensuring a strong linkage between company performance and pay.
In 2023, we maintained the 2014 Stock Incentive Plan (the “2014 Plan”), which was implemented prior to the closing of the Business Combination. Under the 2014 Plan, we offered awards of stock options to eligible service providers, including our NEOs who were employed by us prior to the Business Combination (i.e., Mr. Reilly and Mr. Margolin). In connection with the closing of the Business Combination and the adoption of the 2021 Incentive Award Plan (the “2021 Plan”), no further awards have been granted under the 2014 Plan; however, any outstanding awards granted under the 2014 Plan will remain outstanding, subject to the terms of the 2014 Plan and any applicable award agreement. Options granted prior to the Business Combination generally vest over four years in 48 equal monthly installments and awards granted following the Business Combination generally vest over four years in 16 equal quarterly installments, in each case subject to continued service; however, new employee grants (both prior to and following the Business Combination) are generally subject to one year of cliff vesting followed by equal monthly or quarterly installments thereafter, as applicable.

In 2023, we granted equity-based compensation under the 2021 Plan to our NEOs in the form of the following grants of stock options and RSUs:
Name	Number of Shares Underlying Stock Options(2)	Number of RSUs(3)
Jon Cohen(1)	—	—
Jennifer Fulk	152,369	431,494
Gil Margolin	52,260	159,321
(1)	Dr. Cohen was hired in November 2022 and received his equity compensation in respect of 2022 and 2023 in December 2022 pursuant to the terms of his employment agreement.
(2)	The stock options vest in 16 substantially equally installments on a quarterly basis, subject to the NEO's continued service with the Company through each vesting date.
(3)	The RSUs vest in 16 substantially equally installments on a quarterly basis, subject to the NEO’s continued service with the Company through each vesting date.
Both the option grants and the RSU grants were intended to retain our NEOs and incentivize them to lead our company to sustained, long-term superior financial and operational performance and were approved following consideration of the factors set forth above under “Determination of Executive Compensation”.
Retirement Savings, Health and Welfare Benefits
We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully-vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.
Employee Benefits and Perquisites
All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, and life insurance. We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our NEOs.
We do not currently provide perquisites to our NEOs, and we do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of the executive’s duties, to make our executive officers more efficient and effective, and/or recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved by the Compensation Committee.
We do not generally provide any tax “gross-ups” to our NEOs.
Severance and Change in Control Arrangements
The Executive Severance Plan (as amended and restated, the “Executive Severance Plan”), which provides certain of our executives, including our NEOs, with severance benefits and payments upon certain terminations without cause or, following a change in control, resignations for good reason. Our Compensation Committee believes that the Executive Severance Plan is necessary to attract and retain executive talent and is a customary component of executive compensation. In particular, the Executive Severance Plan can mitigate a potential disincentive for our NEOs when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. The payments and benefits provided under the Executive Severance Plan are designed to be competitive with market practices. A description of the Executive Severance Plan, as well as information on the estimated payments and benefits that our NEOs would have been eligible to receive as of December 31, 2023, is set forth in “Potential Payments Upon Termination or Change in Control” below.

Other Policies and Considerations
Clawback Policy. We believe in maintaining best practices for our executive compensation program. Consistent with that belief, our board of directors has adopted a “clawback” policy, intended to comply with the listing requirements of NASDAQ, with respect to excess incentive-based cash and equity compensation in the event our publicly disclosed financial statements are required to be restated (as either a “big R” or “little R” restatement) due to material noncompliance with any financial reporting requirement. If such a restatement were to occur, the policy would require the Compensation Committee to recover cash incentives, equity awards or other incentive compensation of employees to the extent such compensation would have been reduced if calculated under the restatement, regardless of whether the employee was responsible for the restatement. This clawback policy only applies to incentive-based compensation that vests in whole or in part based on financial performance measures or stock price measures. Additionally, the policy provides the Compensation Committee with the discretion to recover cash incentives, equity awards or other incentive compensation of employees who have engaged in behavior that is intentionally contrary to or in reckless disregard of the employee’s duties to the Company or in material violation of the Company’s code of conduct, any other Company policy, or any law or regulation.
Stock Ownership Guidelines. Effective June 22, 2021, the Board adopted stock ownership guidelines that are applicable to our executive officers, including our NEOs, and to our non-employee directors. Our executive officers and non-employee directors are expected to satisfy the applicable guidelines based on a base salary or annual retainer multiple, as applicable, within five years of the later of (i) the effective date of the guidelines, and (ii) the date of such individual’s appointment to a position with the Company that is subject to such guidelines, and to hold at least the applicable minimum value in shares of common stock for so long as they are an executive officer or non-employee director, as applicable. We believe that stock ownership guidelines align the interests of our officers and directors with those of our stockholders and encourage long-term management of the Company for the benefit of its stockholders.
Anti-Hedging Policy. Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers, and employees. The policy prohibits our directors, officers, and employees and any entities they control from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.
Insider Trading Compliance Policy. Our Insider Trading Compliance Policy provides that no officer, director or employee or any entities they control may purchase, acquire or sell (or contract to purchase, acquire or sell) any type of security while in possession of material, non-public information relating to the security or the issuer of the security (whether or not the issuer of the security is the Company). This includes a put option, a call option or a short sale, or engaging in hedging transactions, as further described above under “Anti-Hedging Policy”. In addition, the prohibitions under our Insider Trading Compliance Policy do not apply to certain transactions, such as the exercise of stock options and/or the surrender of shares to the Company in payment of the exercise price or in satisfaction of any tax withholding obligations, pursuant to the applicable equity incentive plan or award agreement; such exceptions are only permitted to the extent they do not involve a market sale of the Company’s securities.
Accounting for Share-Based Compensation. We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, (“ASC Topic 718”) for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and RSUs, based on the grant-date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards.

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table contains information about the compensation earned by each of our NEOs during fiscal years ended December 31, 2023 and December 31, 2022.
Name	Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Jon Cohen(1)	Chief Executive Officer	2023	600,000	715,200	—	—	22,123	1,337,323
		2022	92,172	—	2,020,515	632,509	2,426	2,747,622
Jennifer Fulk	Chief Financial Officer	2023	400,000	476,800	378,420	86,879	31,005	1,373,104
		2022	400,00	740,000	554,437	140,541	32,168	1,867,146
Gil Margolin	Chief Technology Officer	2023	400,000	476,800	139,725	32,079	30,704	1,079,308
		2022	391,250	740,000	204,716	51,893	31,866	1,419,725
(1)
Dr. Cohen commenced employment with the Company on November 9, 2022. Dr. Cohen’s salary for 2022 was prorated for the portion of the fiscal year during which he was employed. $5,808 included in the Salary column for 2022 represents cash retainer fees paid in respect of his service on the Board during 2022 before he was appointed as Chief Executive Officer.

(2)
Amounts for 2023 represent discretionary annual bonuses earned in respect of 2023. Amounts for 2022 represent discretionary annual bonuses earned in respect of 2022 and, for Messrs. Margolin and Ms. Fulk, also reflect retention bonus payments made with respect to their retention agreements in respect of 2022 service.

(3)
Amounts reflect the full grant-date fair value of restricted stock units and stock options granted during fiscal 2022 and 2023 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all restricted stock units and option awards made to our NEOs in Note 8 to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2023.

(4)	Amounts represent matching contributions received under the Company’s 401(k) plan and the employer paid portion of medical premiums.
NARRATIVE TO SUMMARY COMPENSATION TABLE
Summary of Executive Compensation Arrangements
Named Executive Officer Employment Agreements
We have entered into employment offer letters (collectively, the “Employment Agreements”) with each of our NEOs. The material terms of the Employment Agreements are described below.
The Employment Agreements provide for at-will employment without a specified term, provide for participation in the health and welfare benefit plans and programs maintained by us for the benefit of our employees, and provide for annual base salaries and annual target bonus percentages.
In addition, the Employment Agreements provide for option and RSU grants under the 2021 Plan in the amounts and subject to the vesting conditions and contain customary confidentiality and assignment of invention provisions, as well as standard non-compete and non-solicit restrictions effective during employment and for 12 months thereafter.

Outstanding Equity Awards at Fiscal Year-End Table
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2023.
Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Jon Cohen	9/26/2022(2)	—	—	—	—	59,074	150,048
	9/26/2022(3)	50,052	150,159	1.00	9/24/2032	—	—
	12/1/2022(4)	—	—	—	—	1,937,500	4,921,250
	12/1/2022(5)	125,000	775,000	0.86	11/30/2032	—	—
Jennifer Fulk	7/15/2021(6)	277,087	215,513	5.81	7/14/2031	—	—
	10/18/2021(12)	—	—	—	—	53,879	136,853
	3/1/2022(7)	53,986	69,412	1.61	2/28/2032	—	—
	3/1/2022(8)	—	—	—	—	193,709	492,021
	3/1/2023(14)	—	—	—	—	350,589	890,496
	3/1/2023(13)	28,569	123,800	0.88	2/28/2023	—	—
Gil Margolin	8/5/2019(9)	47,163	—	1.21	8/4/2029	—	—
	8/18/2020(9)	94,510	18,903	1.22	8/17/2030	—	—
	7/15/2021(10)	278,437	216,563	5.81	7/14/2031	—	—
	10/18/2021(11)	—	—	—	—	54,141	137,518
	3/1/2022(7)	19,933	25,630	1.61	2/28/2032	—	—
	3/1/2022(8)	—	—	—	—	71,524	181,671
	3/1/2023(13)	10,548	45,712	0.88	2/28/2023	—	—
	3/1/2023(14)	—	—	—	—	129,449	328,800
(1)
Amounts are calculated based on multiplying the number of shares shown in the table by the per share closing price of our common stock on December 29, 2023, the last trading day of the 2023 fiscal year, which was $2.54.

(2)	These RSU awards, which were granted under the 2021 Plan, vest over a four-year period on each anniversary of June 22, 2022, subject to the NEO’s continued employment through each such vesting date.
(3)
These stock options, which were granted under the 2021 Plan, vest and become exercisable in four equal installments on each anniversary of June 22, 2022, subject to the NEO’s continued employment through each such vesting date.

(4)
1,250,000 RSU awards, which were granted under the 2021 Plan, vest 25% on the one-year anniversary of December 1, 2022 and 75% in twelve equal installments on each of the first twelve quarterly anniversaries of December 1, 2022 thereafter, subject to the NEO’s continued employment through each such vesting date. 1,000,000 RSU awards, which were granted under the 2021 Plan, vest in sixteen equal installments on each of the first sixteen quarterly anniversaries of March 1, 2024, subject to the NEO’s continued employment through each such vesting date.

(5)
500,000 stock options, which was granted under the 2021 Plan, vest and becomes exercisable 25% on the one-year anniversary of December 1, 2022 and 75% in twelve equal installments on each of the first twelve quarterly anniversaries of December 1, 2022 thereafter, subject to the NEO’s continued employment through each such vesting date. 400,000 stock options, which were granted under the 2021 Plan, vest in sixteen equal installments on each of the first sixteen quarterly anniversaries of March 1, 2024, subject to the NEO’s continued employment through each such vesting date.

(6)
This stock option, which was granted under the 2021 Plan, vests and becomes exercisable 25% on the one-year anniversary of July 26, 2021 and 75% in twelve equal installments on each of the first twelve quarterly anniversaries of July 26, 2021 thereafter, subject to the NEO’s continued employment through each such vesting date.

(7)
These stock options, which were granted under the 2021 Plan, vest and become exercisable in sixteen equal installments on each of the first sixteen quarterly anniversaries of March 1, 2022 thereafter, subject to the NEO’s continued employment through each such vesting date.

(8)
These RSU awards, which were granted under the 2021 Plan, vest in sixteen equal installments on each of the first sixteen quarterly anniversaries of March 1, 2022 thereafter, subject to the NEO’s continued employment through each such vesting date.

(9)
These stock options, which were granted under the 2014 Plan, vest and become exercisable over a four-year period with respect to 1/48th of the shares underlying the option on each monthly anniversary of September 1, 2019 for awards granted on August 5, 2019 or August 18, 2020 for awards granted on August 18, 2020, subject to the executive’s continued service.

(10)
These stock options, which were granted under the 2021 Plan, vest in sixteen equal installments on each of the first sixteen quarterly anniversaries of July 1, 2021, subject to the NEO’s continued employment through each such vesting date.

(11)
These RSU awards, which were granted under the 2021 Plan, vest in sixteen equal installments on each of the first sixteen quarterly anniversaries of September 1, 2021, subject to the NEO’s continued employment through each such vesting date.

(12)
These RSU awards, which were granted under the 2021 Plan, vest 25% on the one-year anniversary of September 1, 2021 and 75% in twelve equal installments on each of the first twelve quarterly anniversaries of September 1, 2021 thereafter, subject to the NEO’s continued employment through each such vesting date.

(13)
These stock options, which were granted under the 2021 Plan, vest and become exercisable in sixteen equal installments on each of the first sixteen quarterly anniversaries of March 1, 2023 thereafter, subject to the NEO’s continued employment through each such vesting date.

(14)
These RSU awards, which were granted under the 2021 Plan, vest in sixteen equal installments on each of the first sixteen quarterly anniversaries of March 1, 2023 thereafter, subject to the NEO’s continued employment through each such vesting date.

Potential Payments Upon Termination or Change in Control
Executive Severance Plan
All of our NEOs are participants in the Executive Severance Plan, which provides for payments and benefits upon a participant’s termination without cause or resignation with good reason. The Executive Severance Plan is administered by our Compensation Committee.
Participants in the Executive Severance Plan are designated as either Tier 1 or Tier 2 participants at the time they are selected to participate. Currently, Mses. Fulk and Messrs. Cohen, Reilly and Margolin are Tier 1 participants.
Pursuant to the terms of the Executive Severance Plan, in the event a participant is terminated without “cause” or resigns for “good reason” (each, as defined in the Executive Severance Plan), in each case, other than on or within the period beginning three months prior to a change in control and ending 12 months following a change in control, the participant will be eligible to receive: (i) salary continuation for 12 months, in the case of Tier 1 participants, or 6 months, in the case of Tier 2 participants; and (ii) payment or reimbursement of COBRA premiums for up to 12 months, in the case of Tier 1 participants, or 6 months, in the case of Tier 2 participants.
In the event a participant in the Executive Severance Plan is terminated without “cause” or resigns for “good reason”, in each case, on or within the period beginning 3 months prior to a change in control and ending 12 months following a change in control, the participant will be eligible to receive: (i) salary continuation for 24 months plus 200% of the participant’s target bonus amount, in the case of a Tier 1 participant, or salary continuation for 12 months plus 100% of the participant’s target bonus amount, in the case of a Tier 2 participant; (ii) a lump sum cash payment equal to the participant’s pro-rata target bonus amount; (iii) payment or reimbursement of COBRA premiums for up to 18 months, in the case of a Tier 1 participant, or 12 months, in the case of a Tier 2 participant; and (iii) full accelerated vesting of all equity awards.
All severance payments and benefits under the Executive Severance Plan are subject to the participant’s execution of a release of claims against us and continued compliance with certain restrictive covenants. The Executive Severance Plan also includes a Section 280G “best pay” provision, which provides that if any amount received by a participant pursuant to the Executive Severance Plan that would be subject to the excise tax imposed by Section 4999 of the Code, the participant would receive the full amount of the payments and benefits or an amount reduced so that no portion would be subject to the excise tax, whichever would result in the largest payment to the participant on an after-tax basis.
Equity Plans
Certain stock options granted under the 2014 Plan in August 2019 to Mr. Margolin and Mr. Reilly and in August 2020 to Mr. Margolin originally provided for 25% of the option to vest and become exercisable upon the executive’s termination without cause, or if the Company completed a deemed liquidation event or an initial public offering of its common stock. These options also originally provided that they would vest and become exercisable in full upon the executive’s termination without cause within 12 months following (i) a deemed liquidation event or (ii) an initial public offering of the Company’s common stock. In connection with the Business Combination, the Company entered into a waiver agreement with each of the named executive officers under which each named executive officer waived his right to the 25% accelerated vesting upon a deemed liquidation event. Under 2021 Plan, in the event of a change in control where any outstanding awards under the 2021 Plan are not substituted or assumed, such awards will become fully vested, exercisable, and/or payable in connection with the change in control.
The award agreements applicable to RSUs and stock options under the 2021 Plan generally provide that in the event of any termination of employment, all RSUs and stock options that are unvested would be forfeited; provided, that, in the event of death or disability that occurs on or after the first anniversary of the participant’s employment start date, all RSUs and stock options that are unvested would accelerate vesting. Pursuant to the terms of Mr. Cohen’s offer letter, in the event he experiences a qualifying termination under the Severance Plan following the first anniversary of his start date, he will vest in a number of RSUs and stock options underlying the initial grant he received in December of 2022 that he would have otherwise vested in had he remained employed by the Company for the 12-month period immediately following his termination date, subject to his compliance with all other terms and conditions of the Severance Plan and his offer letter.
Estimated Potential Payments
The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2023. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the NEO during his or her employment that are available to all salaried employees, such as accrued vacation and the annual incentive bonus earned in respect of 2023.
Name	Benefit	Termination Without Cause or for Good Reason / Cause (no Change in Control) ($)	Change in Control (no Termination) ($)(1)	Termination Without Cause or for Good Reason / Cause in Connection with a Change in Control ($)
Jon Cohen	Cash	600,000	—	2,400,000
	Equity Acceleration	1,003,750(4)	—	6,604,543(2)
	Continued Healthcare	47,002	—	70,503
	Total(3)	1,650,752	—	9,075,046
Jennifer Fulk	Cash	400,000	—	1,600,000
	Equity Acceleration	—	—	1,780,431(2)
	Continued Healthcare	47,002	—	70,503
	Total(3)	447,002	—	3,459,934
Gil Margolin	Cash	400,000	—	1,600,000
	Equity Acceleration	—	—	772,658(2)
	Continued Healthcare	47,002	—	70,503
	Total(3)	447,002	—	2,443,161
(1)
Pursuant to the 2021 Plan and the applicable award agreements, in the event of a change in control where an acquiror assumes, replaces or substitutes outstanding equity awards, awards under the 2021 Plan would not accelerate vesting. For purposes of the table above, we have assumed that awards are assumed, replaced or substituted in connection with the change in control.

(2)
Assumes full acceleration of all unvested equity awards outstanding as of December 31, 2023. With respect to options, the value of equity acceleration was calculated by (i) multiplying the number of accelerated shares of common stock underlying the options by $2.54, the closing trading price of our common stock on December 29, 2023 and (ii) subtracting the exercise price for the options. No value is shown in respect of accelerated option shares with an exercise price that exceeds $2.54. With respect to RSUs, the value of equity acceleration was calculated by multiplying the number of accelerated RSUs by $2.54, the closing trading price of our common stock on December 29, 2023.

(3)
Amounts shown are the maximum potential payment the NEO would have received as of December 31, 2023. The amounts of any reduction pursuant to the 280G best pay provision, if any, would be calculated upon actual termination of employment.

(4)
Pursuant to the terms of Dr. Cohen’s offer letter, in the event he experiences a qualifying termination under the Severance Plan following the first anniversary of his start date, he will vest in a number of RSUs and stock options underlying the initial grant he received in December of 2022 that he would have otherwise vested in had he remained employed by the Company for the 12-month period immediately following his termination date, subject to his compliance with all other terms and conditions of the Severance Plan and his offer letter.

Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our Company, intended to illustrate pay versus performance.
Year	Summary Compensation Table Total for PEO ($)(1)		Compensation Actually paid to PEO ($)(2)		Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(4)	Value of Initial Fixed $100 investment based on Total Shareholder Return ($)(5)	Net Income (Loss) in Thousands ($)(6)
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)
2023	1,337,323	—	7,339,634	—	1,226,206	2,563,612	416	(19,182)
2022	2,747,622	2,721,615	1,901,408	2,638,837	1,412,753	756,180	31	(79,672)
2021	12,208,580	398,628	(2,149,844)	103,730	4,735,830	(2,619,519)	21	(62,742)
(1)
The dollar amounts reported in column (b) for 2023 are the amounts of Total compensation reported for Mr. Cohen for 2023 in the Summary Compensation table. The dollar amounts reported in column (b) for 2022 are the amounts of Total compensation reported for Mr. Cohen for 2022 in the Summary Compensation Table. Mr. Cohen was appointed as Chief Executive Officer on November 9, 2022. The dollar amounts reported in column (c) for 2022 are the amounts of Total compensation reported for Mr. Braunstein for 2022 in the Summary Compensation Table. During 2022, Mr. Braunstein served as Interim Chief Executive Officer until November 8, 2022. For 2021, the dollar amounts reported in column (b) are the amounts of Total compensation reported for Mr. Oren Frank (our former Chief Executive Officer) for 2021 in the Summary Compensation Table. Mr. Oren Frank stepped down as Chief Executive Officer effective November 15, 2021. The dollar amounts reported in column (c) for 2021 are the amounts of Total compensation reported for Mr. Braunstein for 2021 in the Summary Compensation Table. Mr. Braunstein was appointed Interim Chief Executive Officer effective November 15, 2021.

(2)
The dollar amounts reported in columns (b) for 2023 represent the amount of “compensation actually paid” to Mr. Cohen. The dollar amounts reported in columns (b) and (c) 2022 represent the amount of “compensation actually paid” to Mr. Cohen and Mr. Braunstein and, respectively, as computed in accordance with Item 402(v) of Regulation S-K for such year. The dollar amounts reported in columns (b) and (c) for 2021 represent the amount of “compensation actually paid” to Mr. Oren Frank and Mr. Braunstein, respectively, as computed in accordance with Item 402(v) of Regulation S-K for such year. The dollar amounts do not reflect the actual amount of compensation earned by or paid to these executives during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation for 2023 to determine the compensation actually paid to Mr. Cohen for 2023:

Year	Reported Summary Compensation Table Total for PEO 1 (Mr. Cohen)	Deduct Reported Value of Equity Awards(a)	Equity Award Adjustments	Compensation Actually Paid to PEO 1 (Mr. Cohen)
2023	$1,337,323	$0	$6,002,311	$7,339,634
Year (PEO 1)	Year End Fair Value of Equity Awards Outstanding and Unvested Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value as of Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$0	$5,287,559	$0	$714,752	$0	$0	$6,002,311
(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s non-CEO named executive officers (NEOs) as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the non-CEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Ms. Fulk and Gil Margolin; (ii) for 2022, Ms. Jennifer Fulk and Messrs. Gil Margolin and John Reilly; and (iii) for 2021, Ms. Jennifer Fulk, Ms. Samara Braunstein, Ms. Roni Frank, and Messrs. Mark Hirschhorn, Gil Margolin, and John Reilly.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the non-CEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to these NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the non-CEO NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Deduct Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2023	$1,226,206	$(318,552)	$1,655,958	$2,563,612
(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:
Year	Average Year End Fair Value of Equity Awards Outstanding and Unvested Granted in the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2023	$770,658	$653,137	$114,331	$117,832	$0	$0	$1,655,958
(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
Analysis of the Information Presented in the Pay versus Performance Table
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
Compensation Actually Paid vs. Cumulative Total Shareholder Return (“TSR”)
Given the turnover in executive leadership during 2021 and 2022, the relationship between compensation actually paid, as presented in the table above, and TSR may not align. TSR increased from 2021 to 2022, which aligns with the increase in compensation actually paid, as presented in the table, to Mr. Braunstein, the only PEO who served during both 2021 and 2022. The average compensation actually paid, as presented in the table, to the non-PEO NEOs generally increased from 2021 to 2022 as well, showing some alignment with TSR. As senior leadership stabilized in 2023, TSR increased.
Compensation Actually Paid vs. Net Income
Given the turnover in executive leadership during 2021 and 2022, the relationship between compensation actually paid, as presented in the table above, and Net Income may not align. Generally, net income losses were greater in 2022 than in 2021, which may not exhibit alignment with compensation actually paid, as presented in the table, to the PEO and non-PEO NEOs. As senior leadership stabilized in 2023, net losses were less than in prior periods. Actual compensation paid to our CEO, as compared to prior CEOs, increased, but actual compensation paid to our non-CEO NEOs are a group decreased from prior periods.

2023 DIRECTOR COMPENSATION
In December 2023, the Board determined to increase the number of directors from seven to nine, and after recommendation by the Nominating and Corporate Governance Committee of the Board, the Board appointed Swati Abbott and Liat Ben-Zur, as Class III directors, effective immediately, to fill the vacancy created by the increase in the number of directors. Ms. Abbott was appointed to serve as a member of the Audit Committee and the Compensation Committee of the Board, and Ms. Ben-Zur was appointed to serve as a member of the Audit Committee and the Nominating and Corporate Governance Committee.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(3)	Stock Awards ($)(1)(3)	Total ($)
Douglas L. Braunstein	45,000(2)	—	177,866	222,866
Erez Shachar	50,000	—	177,866	227,866
Curtis Warfield	60,000	—	177,866	237,866
Jacqueline Yeaney	40,000	—	177,866	217,866
Madhu Pawar	40,000	—	177,866	217,866
Michael Hansen	40,000	—	177,866	217,866
Liat Ben-Zur	3,333	86,028	138,958	228,319
Swati Abbott	3,333	86,028	138,958	228,319
(1)
Amounts reflect the full grant-date fair value of RSUs and stock options granted during 2023 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all RSUs and option awards made to our directors in Note 8 to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2023.

(2)
Mr. Braunstein elected to receive his cash retainer fees payable in the form of RSUs. As a result, Mr. Braunstein was granted 22,038 RSUs on December 1, 2023, having a grant date value, as computed in accordance with ASC Topic 718, of $44,958.00.

(3)	The table below shows the aggregate numbers of option awards (exercisable and unexercisable) and unvested stock awards held as of December 31, 2023 by each non-employee director.
Name	Option Awards Outstanding at 2023 Fiscal Year End	Unvested Stock Awards Outstanding at 2023 Fiscal Year End
Jon R. Cohen(1)	1,100,211	1,996,574
Douglas L. Braunstein	703,402	86,047
Erez Shachar	63,402	86,047
Curtis Warfield	63,402	86,047
Jacqueline Yeaney	63,402	86,047
Madhu Pawar	63,402	86,047
Michael Hansen	200,211	137,429
Swati Abbott	57,985	61,215
Liat Ben-Zur	57,985	61,215
(1)
Dr. Cohen serves as our Chief Executive Officer since November 2022; as such, his compensation earned as a director is disclosed in the Summary Compensation Table and his outstanding equity awards are disclosed in the Outstanding Equity Awards at Fiscal Year End table.

The Director Compensation Program provides for annual retainer fees and long-term equity awards for certain of our non-employee directors (each, an “Eligible Director”). The material terms of the Director Compensation Program are summarized below.
Cash Compensation
•	Annual Retainer: $40,000
•	Annual Committee Chair Retainer:
○	Audit: $20,000
○	Compensation: $10,000
•	Annual Chairman Retainer: $30,000 (to be paid beginning in 2024)
Annual cash retainers will be paid in quarterly installments in arrears and will be pro-rated for any partial calendar quarter of service. For the fiscal year ended December 31, 2023, Douglas Braunstein elected to receive the value of his cash compensation amount in the form of RSUs pursuant to an amendment to the Non-Employee Director Compensation Program approved by the Board in November 2023 allowing each non-employee director to elect to receive the value of each of their respective cash compensation amounts in the form of RSUs.
Equity Compensation
Existing Director Grant: Each Eligible Director who was serving on the Board as of the closing of the Business Combination received (i) on the closing date of the Business Combination, a stock option award with a value of approximately $320,000 and (ii) upon the effectiveness of the Form S-8 with respect to the Company’s common stock issuable under the 2021 Plan, an RSU award with a value of approximately $80,000, in each case subject to the Eligible Director’s continued service through the applicable grant date (each, an “Existing Director Grant”). Each Existing Director Grant vests as to 25% of the shares subject to the applicable award on each of the first four anniversaries of the grant date of the applicable award, subject to the Eligible Director’s continued service through the applicable vesting date.
Annual Grant: An Eligible Director who is serving on the Board as of the date of the annual meeting of the Company’s stockholders each calendar year beginning with calendar year 2022 will be granted, on such annual meeting date, a RSU award with a value of approximately $160,000 (each, an “Annual Grant”). Each Annual Grant will vest in full on the earlier to occur of (A) the first anniversary of the applicable grant date and (B) the date of the next annual meeting following the grant date, subject to such Eligible Director’s continued service through the applicable vesting date.
Initial Grant: Each Eligible Director who is initially elected or appointed to serve on our Board at any time after the closing of the Business Combination will automatically be granted on such election or appointment date (i) a stock option award with a value of up to $320,000 and (ii) a RSU award with a value of up to $80,000 (each, an “Initial Grant”). Each Initial Grant will vest as to 25% of the shares subject to the applicable award on each of the first four anniversaries of the grant date of the applicable award, subject to the Eligible Director’s continued service through the applicable vesting date.
In addition, each Existing Director Grant, Annual Grant and Initial Grant will vest in full upon a change in control of our company (as defined in the 2021 Plan) if the Eligible Director will not become, as of immediately following the change in control, a member of the Board of the surviving entity or the ultimate parent of the surviving entity.
Compensation under our Director Compensation Program will be subject to the annual limits on non-employee director compensation set forth in the 2021 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock for:
•	stockholders who beneficially own more than 5% of the outstanding shares of our common stock;
•	each of our directors and director nominees;
•	each of our NEOs; and
•	all of our executive officers and directors as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.
Unless otherwise noted, the business address of each of those listed in the table below is 622 3rd Avenue, New York, New York 10017. We have based our calculation of the percentage of beneficial ownership on 169,639,505 shares of our common stock outstanding as of April 16, 2024.
Unless otherwise indicated, we believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
Name and Address of Beneficial Owner	Number of Shares(1)	% of Ownership
5% Holders
HEC Master Fund LP(2)	17,980,600	10.6
Norwest Venture Partners XIII, LP(3)	14,702,972	8.7
Goldman Sachs Group, Inc.(4)	8,355,680	4.9
Qumra Capital II, L.P.(5)	8,573,437	5.1
Directors and Named Executive Officers
Jon R. Cohen(6)	805,603	*
Jennifer Fulk(7)	845,661	*
Gil Margolin(8)	506,387	*
Douglas Braunstein(8)	24,432,008	14.4
Erez Shachar(10)	8,824,335	5.2
Curtis Warfield(11)	246,602	*
Jacqueline Yeaney(12)	246,602	*
Madhu Pawar(13)	250,039
Michael Hansen(14)	108,920	*
Swati Abbott	—	*
Liat Ben-Zur	—	*
All current directors and executive officers as a group (13 individuals)(15)	36,815,347	21.7
*	Less than 1%
(1)
Shares of common stock beneficially owned for the directors and executive officers includes shares of common stock held as of the date of the table, stock options that are vested as of the date of the table, and stock options and RSUs that will vest within 60 days following the date of the table.

(2)
Based on information reported on a Schedule 13D/A filed on November 17, 2021, a Form 4 filed on March5, 2024 and information known to the Company, consists of (i) 11,340,600 shares of common stock and 7,640,000 shares of common stock issuable upon the exercise of warrants held by HEC Master Fund LP, (ii) 2,274,446 shares of common stock owned jointly among Douglas Braunstein and his spouse (Samara Braunstein), including through a trust, (iii) 222,202 shares of common stock held directly by Mr. Braunstein, (iv) 684,760 shares of common stock held directly by Mr. Braunstein issuable upon the exercise of options or vesting of restricted stock units, exercisable as of or within 60 days of April 16, 2024 and (v) 2,270,000 shares of common stock beneficially owned jointly among Mr. Braunstein and his spouse (Samara Braunstein) through the ownership of warrants exercisable within 60 days of the date of April 16, 2024. Douglas Braunstein is the Managing Member of HEC Management GP LLC (“MGT GP”). MGT GP is the Managing Member of HEC Performance GP LLC and the Managing Partner of Hudson Executive Capital LP, which is the Investment Manager of the HEC Master Fund LP. Hudson Executive Capital LP and Mr. Braunstein disclaims beneficial ownership of the securities owned by HEC Master Fund LP except to the extent of his pecuniary interest therein. The address of HEC Master Fund LP is c/o Walkers Corporate Limited, 190 Elgin Avenue George Town, Grand Cayman KY1-9001.

(3)
Based on information reported on a Schedule 13G filed on February 14, 2024, consists of shares of common stock held by Norwest Venture Partners XIII, LP (“NVP XIII”). Genesis VC Partners XIII, LLC is the general partner of NVP XIII and may be deemed to have sole voting and dispositive power over the shares held by NVP XIII. NVP Associates, LLC, the managing member of Genesis VC Partners XIII, LLC and each of Promod Haque, Jeffrey Crowe and Jon Kossow, as Co-Chief Executive Officers of NVP Associates, LLC and members of the general partner, may be deemed to share voting and dispositive power over the shares held by NVP XIII. Such persons and entities disclaim beneficial ownership of the shares held by NVP XIII, except to the extent of any proportionate pecuniary interest therein. Mr. Crowe serves as a member of our board of directors. The address for these entities is 525 University Avenue, #800, Palo Alto, CA 94301.

(4)
Based on information reported on a Schedule 13G filed on February 9, 2024, consists of shares of common stock held by the Goldman Sachs Group, Inc. (“GS Group”) and Goldman Sachs & Co. LLC (“Goldman Sachs”). GS Group is the parent holding company of GS LLC, and thus these shares may be deemed to be beneficially owned by Goldman Sachs and Goldman Sachs may be deemed to have sole voting and dispositive power over the shares held by GS Group.

(5)
Based on information reported on a Schedule 13D filed on July 1, 2021, consists of shares of common stock held by Qumra Capital II, L.P (“Qumra II”). Qumra Capital GP II, L.P. (“Qumra GP II”) is the general partner of Qumra II and Qumra Capital Israel I Ltd. (“Qumra Capital Ltd.”) is the general partner of Qumra GP II. Boaz Dinte and Erez Shachar serve as the managing partners of Qumra Capital Ltd. and share voting and dispositive power with respect to the shares held by Qumra II. Mr. Shachar serves as a member of our board of directors. The address for these entities is c/o Qumra Capital, HaNevi’im St 4, Tel Aviv-Yafo, Israel.

(6)
Consists of (i) 380,995 shares of common stock and (ii) 206,138 shares of common stock issuable upon the exercise of options or vesting of restricted stock units, exercisable as of or within 60 days of April 16, 2024.

(7)
Consists of (i) 318,355 shares of common stock and (ii) 527,306 shares of common stock issuable upon the exercise of options or vesting of restricted stock units, exercisable as of or within 60 days of April 16, 2024.

(8)
Consists of (i) 13,398 shares of common stock and (ii) 492,989 shares of common stock issuable upon the exercise of options or vesting of restricted stock units, exercisable as of or within 60 days of April 16, 2024.

(9)	See footnote 2.
(10)
Consists of shares of (i) common stock held by Qumra II, (ii) 206,138 shares of common stock held by Mr. Shachar and (iii) 44,760 shares of common stock issuable upon the exercise of options or vesting of restricted stock units, exercisable as of or within 60 days of April 16, 2024. Mr. Shachar disclaims beneficial ownership of the shares held of record by Qumra II except to the extent of his pecuniary interest therein. See footnote 5.

(11)
Consists of (i) 201,842 shares of common stock and (ii) 44,760 shares of common stock issuable upon the exercise of options or vesting of restricted stock units, exercisable as of or within 60 days of April 16, 2024.

(12)
Consists of (i) 201,842 shares of common stock and (ii) 44,760 shares of common stock issuable upon the exercise of options or vesting of restricted stock units, exercisable as of or within 60 days of April 16, 2024.

(13)
Consists of (i) 205,279 shares of common stock and (ii) 44,760 shares of common stock issuable upon the exercise of options or vesting of restricted stock units, exercisable as of or within 60 days of April 16, 2024.

(14)
Consists of (i) 45,809 shares of common stock and (ii) 63,111 shares of common stock issuable upon the exercise of options or vesting of restricted stock units, exercisable as of or within 60 days of April 16, 2024.

(15)
Current directors and executive officers as a group includes the named executive officers and current directors listed in the table above, as well as Mr. John Reilly and Ms. Katelyn Watson. For Mr. Reilly, consists of (i) 257,528 shares of common stock and (ii) 273,704 shares of common stock issuable upon the exercise of options or vesting of restricted stock units, exercisable as of or within 60 days of April 16, 2024. For Ms. Watson, consists of 17,986 shares of common stock issuable upon the exercise of options or vesting of restricted stock units, exercisable as of or within 60 days of April 16, 2024.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS
Our Board of Directors has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our finance department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our finance department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Financial Officer is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. No director may participate in approval of a related person transaction for which he or she is a related person.
TRANSACTIONS RELATED TO DIRECTORS, EQUITY HOLDERS AND EXECUTIVE OFFICERS
Registration Rights Agreement
At the closing of the Business Combination, HEC, the HEC Sponsor LLC (the “Sponsor”), Talkspace’s independent directors, certain former stockholders of Talkspace and certain other parties thereto entered into an Amended and Restated Registration Rights Agreement, pursuant to which Talkspace, Inc. agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Talkspace common stock and other equity securities of Talkspace that are held by the parties thereto from time to time.
Director and Officer Indemnification
Our Certificate of Incorporation provides for indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. In addition, we have entered into indemnification agreements with each director and executive officer of Talkspace, Inc.

OTHER MATTERS
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors, our principal accounting officer and persons who beneficially own more than 10% of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2023 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the year ended December 31, 2023 other than the following forms that were inadvertently filed late: (i) one Form 4 for Jennifer Fulk which reported one transaction late, (ii) one Form 4 for John Reilly which reported two transactions late, (iii) one Form 4 for Steven Dziedzic, which reported three transactions late , (iv) one Form 4 for Jon Cohen which reported two transactions late, (v) one Form 4 for Dr. Cohen reporting two grants made to him in December 2022 was filed late; (vi) one Form 4 for Douglas Braunstein reporting one transaction late; (vii) one Form 4 for Jacqueline Yeaney reporting one transaction late; (viii) one Form 4 for Curtis Warfield reporting one transaction late; (ix) one Form 4 for Swati Abbott reporting one transaction late; (x) one Form 4 for Michael Hansen reporting one transaction late; (xi) one Form 4 for Liat Ben-Zur reporting one transaction late; (xii) one Form 4 for Erez Shachar reporting one transaction late; (xiii) one Form 4 for Madhu Pawar reporting one transaction late;.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During the fiscal year ended December 31, 2023, the members of our Compensation Committee were Michael Hansen, Erez Shachar and Curtis Warfield. Each current member of the Compensation Committee is an independent director. None of the members of our Compensation Committee is a current or former employee or served on the board of directors of any other company any of whose executive officers served on the Company’s Compensation Committee or its Board.
STOCKHOLDERS’ PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our offices at 2578 Broadway #206, New York, New York 10025 in writing not later than December 30, 2024.
Our Bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders. Our Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in the notice of such meeting (or any supplement thereto) given by or at our Board’s direction, (ii) otherwise properly brought before such meeting by our Board, or (iii) otherwise properly brought before such meeting by a stockholder present in person who (A) (1) was a record owner of our Common Stock both at the time of giving the notice and at the time of such meeting, (2) is entitled to vote at such meeting, and (3) has complied with notice procedures specified in our Bylaws in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Exchange Act. To be timely for our annual meeting of stockholders, a stockholders’ notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting of Stockholders No earlier than the close of business on February 13th and No later than the close of business on March 15th. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by the corporation. In No event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of timely notice as described above.
Nominations and proposals also must satisfy other requirements set forth in the Proposed Bylaws.
Stockholder Director Nominees
Our Bylaws permit stockholders to nominate directors for election at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our Bylaws, which, in general, require that the notice be received within the time periods described above for stockholder proposals. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
OTHER MATTERS AT THE ANNUAL MEETING
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.
SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
TALKSPACE’S ANNUAL REPORT ON FORM 10-K
A copy of Talkspace’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 16, 2024 without charge upon written request addressed to Talkspace, Inc., Attention: Secretary, 2578 Broadway #206, New York, New York 10025. A reasonable fee will be charged for copies of exhibits. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 at www.talkspace.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors
/s/ Douglas Braunstein
Douglas Braunstein
Chairman of the Board
New York, New York
April 29, 2024

TALKSPACE, INC.
2578 BROADWAY #607
NEW YORK, NY 10025

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 12, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TALK2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 12, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V46715-P11819 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TALKSPACE, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To Elect Three Directors as Class III Directors to a Term ending at the Company's Annual Meeting in 2027.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Douglas Braunstein
02) Swati Abbott
03) Liat Ben-Zur

The Board of Directors recommends you vote FOR the following proposals:

NOTE: With respect to such other business as may properly come before the meeting or any adjournment or postponement thereof, this proxy will be voted in the discretion of the named proxies.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V46716-P11819

TALKSPACE, INC.
Annual Meeting of Stockholders
June 13, 2024 at 9:00 AM, Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) John C. Reilly and Jon Cohen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Talkspace, Inc. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Eastern Time on June 13, 2024, virtually at www.virtualshareholdermeeting.com/TALK2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side